                                                                    EXHIBIT 99.1

                       [MERCANTILE BANK CORPORATION LOGO]

FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:                      FOR MEDIA:
Gerald R. Johnson, Jr.    Charles Christmas          Linda Margolin
Chairman & CEO            Chief Financial Officer    Margolin & Associates, Inc.
616-406-3700              616-406-3750               216-765-0953
gjohnson@mercbank.com     cchristmas@mercbank.com    lmm@margolinIR.com


         MERCANTILE BANK CORPORATION REPORTS THIRD QUARTER EPS OF $0.39
               LOANS UP $106.2 MILLION, OR 12.3%, FOR THE QUARTER

WYOMING, Mich., October 7 -- Mercantile Bank Corporation (Nasdaq: MBWM), a rapidly growing community banking organization, reported third quarter 2003 net income of $2.23 million, an increase of 3.3 percent over the $2.16 million reported in the prior year third quarter. Diluted earnings per share were $0.39, unchanged from the prior year third quarter. Nine months year-to-date net income of $7.0 million increased 27.8 percent over the $5.5 million reported for the first nine months of 2002. Diluted per share earnings were $1.25, a 25.0 percent increase over the $1.00 from the prior year-to-date period.

Third quarter 2003 earnings per share were impacted by the sale of approximately
1.2 million shares of common stock on September 19, which increased average diluted shares outstanding by 3.0 percent. In addition, there was a 56.8 percent increase in the loan loss provision to $1.4 million to reflect loan growth of $106.2 million, or 12.3 percent sequentially, during the third quarter. Asset quality continues to be strong.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "We are pleased to report our largest growth quarter since the inception of the Company. Our continued strong growth this quarter underscores our continued investment in people and infrastructure, enabling us to deliver quality banking services to the Grand Rapids and Holland communities. Our focus has been, and continues to be, sustainable long-term earnings growth, and our investments support this strategy. Our strong commercial origination volumes were primarily market share-driven and resulted from the successful efforts of our quality lenders and support staff, including new lenders hired during the year to meet the strong demand for our services.

"Substantial loan growth has historically had a short-term impact on our earnings during the quarter, and this quarter is no different due to the additional loan loss provision required to support this growth. We are now positioned to take advantage of the results of this significant growth during future periods."

Total revenue, comprised of net interest income and non-interest income, was $9.1 million for the third quarter of 2003, an increase of 26.6 percent over the $7.2 million reported in the third quarter of 2002. Net interest income increased 28.3 percent to $8.1 million, primarily resulting from a 31.5 percent increase in average earning assets. Mr. Johnson noted, "Our growth in net interest income reflects the addition of new business relationships as well as the success of our asset/liability management; we have maintained our net interest margin within a 10-basis point range over the last four quarters."

For the third quarter of 2003, non-interest income rose 15.2 percent above the prior year third quarter. Excluding securities gains recorded in both quarters, non-interest income rose 25.3 percent to $1.0 million this quarter. New and existing business relationships continue to drive growth in fee income, while mortgage activity has moderated somewhat.

Non-interest expense for the third quarter of this year increased 45.6 percent from the year-ago quarter, again reflecting overall growth in the company. During the last twelve months, Mercantile opened two full-service branches, and a loan production office. Salaries and benefits increased 50.0 percent as FTE employees grew 38.1 percent to 156. The Company's efficiency ratio was 52.3 percent in the third quarter of 2003 compared to 45.4 percent in the third quarter of 2002.

Total assets were $1.15 billion at September 30, 2003, an increase of $283.5 million, or 32.6 percent, from the prior year quarter-end. Loans were up $255.0 million, or 35.6 percent. Total deposits, including repurchase agreements, grew by $167.6 million, or 21.8 percent. Over the past year, $70.0 million in FHLB advances were added to the funding base.

Asset quality continues to be strong. Net charge-offs declined throughout 2003, and were 0.02 percent of average loans for the third quarter, down from 0.04 percent for the second quarter of 2003 and from 0.14 percent for the third quarter of 2002. For the fifth straight quarter, past due and non-accrual loans declined, and at September 30, 2003, totaled $287,000, or 0.03 percent of total loans. The ratio of loan loss reserves to total loans was 1.39% at quarter-end.

Shareholders' equity ended the quarter at $122.2 million, a twelve-month increase of $44.6 million, or 57.5 percent. On September 19, 2003, Mercantile sold 1,195,310 shares of common stock in an underwritten public offering at a per share price of $33.26. Net proceeds were $37.4 million. The offering further strengthens Mercantile's well-capitalized status; its risk-based capital ratio at September 30, 2003 totaled 13.9 percent. At quarter-end, Mercantile had 6,624,868 shares of common stock outstanding, an increase of 22.2 percent from June 30, 2003. The company paid a cash dividend of $0.08 per share in the third quarter of this year.

About Mercantile Bank Corporation

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of West Michigan. The Bank's primary service area is the Kent and Ottawa County area of West Michigan, which includes the City of Grand Rapids, the second-largest city in the State of Michigan. The Bank, through its main office and four full-service branches in greater Grand Rapids, provides a wide variety of commercial banking services primarily to businesses, individuals and governmental units. In addition, a retail mortgage loan production office is located in Holland, Michigan, a community located thirty miles southwest of Grand Rapids. Mercantile Bank Corporation's common stock is listed on the Nasdaq National Market under the symbol "MBWM."

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Mercantile Bank Corporation
Third Quarter 2003 Results

                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS


                                                                    SEPTEMBER 30,           DECEMBER 31,          SEPTEMBER 30,
                                                                        2003                   2002                   2002
                                                                        ----                   ----                   ----
                                                                    (Unaudited)              (Audited)            (Unaudited)
ASSETS
   Cash and due from banks                                         $    32,600,000        $    23,404,000        $    29,429,000
   Short term investments                                                  230,000                213,000                207,000
   Federal funds sold                                                   11,800,000              4,500,000             12,000,000
                                                                   ---------------        ---------------        ---------------
      Total cash and cash equivalents                                   44,630,000             28,117,000             41,636,000

   Securities available for sale                                        61,579,000             59,614,000             55,119,000
   Securities held to maturity                                          42,444,000             36,493,000             31,140,000
   Federal Home Loan Bank stock                                          3,927,000                786,000                786,000

   Total loans and leases                                              972,191,000            771,554,000            717,199,000
   Allowance for loan and lease losses                                 (13,482,000)           (10,890,000)           (10,193,000)
                                                                   ---------------        ---------------        ---------------
      Total Loans and leases, net                                      958,709,000            760,664,000            707,006,000

   Premises and equipment, net                                          15,229,000             12,174,000             11,328,000
   Bank owned life insurance policies                                   16,013,000             14,876,000             14,673,000
   Accrued interest receivable                                           4,142,000              3,336,000              3,444,000
   Other assets                                                          7,210,000              5,795,000              5,250,000
                                                                   ---------------        ---------------        ---------------

      Total assets                                                 $ 1,153,883,000        $   921,855,000        $   870,382,000
                                                                   ===============        ===============        ===============



LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                                          $    77,448,000        $    62,405,000        $    67,831,000
      Interest-bearing                                                 812,133,000            691,708,000            654,319,000
                                                                   ---------------        ---------------        ---------------
         Total deposits                                                889,581,000            754,113,000            722,150,000

   Securities sold under agreement to repurchase                        48,310,000             50,335,000             48,135,000
   Federal Home Loan Bank advances                                      70,000,000             15,000,000                      0
   Other borrowed money                                                  1,012,000                576,000                516,000
   Accrued expenses and other liabilities                                6,823,000              5,997,000              6,001,000
   Trust preferred securities                                           16,000,000             16,000,000             16,000,000
                                                                   ---------------        ---------------        ---------------
         Total liabilities                                           1,031,726,000            842,021,000            792,802,000

STOCKHOLDERS' EQUITY
   Common stock                                                        113,118,000             75,530,000             69,375,000
   Retained earnings                                                     8,951,000              3,250,000              7,125,000
   Accumulated other comprehensive income                                   88,000              1,054,000              1,080,000
                                                                   ---------------        ---------------        ---------------
      Total stockholders' equity                                       122,157,000             79,834,000             77,580,000

      Total liabilities and stockholders' equity                   $ 1,153,883,000        $   921,855,000        $   870,382,000
                                                                   ===============        ===============        ===============

Mercantile Bank Corporation
Third Quarter 2003 Results

                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME


                                              THREE MONTHS ENDED      THREE MONTHS ENDED     NINE MONTHS ENDED     NINE MONTHS ENDED
                                              September 30, 2003      September 30, 2002     September 30, 2003   September 30, 2002
                                              ------------------      ------------------     ------------------   ------------------
                                                 (Unaudited)             (Unaudited)            (Unaudited)           (Unaudited)

INTEREST INCOME
   Loans and leases, including fees              $12,679,000            $11,132,000            $36,345,000           $31,553,000
   Investment securities                           1,164,000              1,144,000              3,566,000             3,344,000
   Federal funds sold                                 11,000                 41,000                 50,000                98,000
   Short-term investments                                  0                  1,000                  1,000                 2,000
                                                 -----------            -----------            -----------           -----------
      Total interest income                       13,854,000             12,318,000             39,962,000            34,997,000

INTEREST EXPENSE
   Deposits                                        4,952,000              5,396,000             15,353,000            16,086,000
   Short-term borrowings                             168,000                242,000                512,000               668,000
   Federal Home Loan Bank advances                   274,000                      0                531,000                     0
   Long-term borrowings                              403,000                398,000              1,204,000             1,192,000
                                                 -----------            -----------            -----------           -----------
      Total interest expense                       5,797,000              6,036,000             17,600,000            17,946,000
                                                 -----------            -----------            -----------           -----------

      Net interest income                          8,057,000              6,282,000             22,362,000            17,051,000

   Provision for loan and lease losses             1,380,000                880,000              2,850,000             2,022,000
                                                 -----------            -----------            -----------           -----------

      Net interest income after provision
         for loan and lease losses                 6,677,000              5,402,000             19,512,000            15,029,000

NON INTEREST INCOME
   Service charges on accounts                       303,000                243,000                852,000               660,000
   Net gain on sales of securities                    59,000                121,000                271,000               270,000
   Other income                                      697,000                555,000              2,148,000             1,119,000
                                                 -----------            -----------            -----------           -----------
      Total non interest income                    1,059,000                919,000              3,271,000             2,049,000

NON INTEREST EXPENSE
   Salaries and benefits                           3,029,000              2,020,000              8,285,000             5,648,000
   Occupancy                                         353,000                265,000              1,032,000               796,000
   Furniture and equipment                           272,000                183,000                738,000               545,000
   Other expense                                   1,110,000                803,000              3,099,000             2,328,000
                                                 -----------            -----------            -----------           -----------
      Total non interest expense                   4,764,000              3,271,000             13,154,000             9,317,000
                                                 -----------            -----------            -----------           -----------

      Income before federal income tax expense     2,972,000              3,050,000              9,629,000             7,761,000

   Federal income tax expense                        744,000                894,000              2,628,000             2,285,000
                                                 -----------            -----------            -----------           -----------

      Net income                                 $ 2,228,000            $ 2,156,000            $ 7,001,000           $ 5,476,000
                                                 ===========            ===========            ===========           ===========


   Basic earnings per share                      $      0.40            $      0.40            $      1.28           $      1.01

   Diluted earnings per share                    $      0.39            $      0.39            $      1.25           $      1.00

   Average shares outstanding *                    5,516,702              5,405,759              5,450,496             5,405,685

   Average diluted shares outstanding *            5,662,342              5,500,028              5,583,471             5,502,697


*  - Adjusted for 5% stock dividend paid on February 3, 2003

Mercantile Bank Corporation
Third Quarter 2003 Results

                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                                    QUARTERLY
                                                     -------------------------------------------------------------------------
                                                         2003          2003            2003           2002            2002
(dollars in thousands except per share data)           3RD QTR        2ND QTR        1ST QTR         4TH QTR         3RD QTR
                                                     -----------   ------------   -------------   ------------    ------------
EARNINGS
   Net interest income                              $      8,057           7,511        6,794           6,603             6,282
   Provision for loan and lease losses              $      1,380             845          625             980               880
   NonInterest income                               $      1,059           1,235          977           1,004               919
   NonInterest expense                              $      4,764           4,361        4,029           3,464             3,271
   Net income                                       $      2,228           2,540        2,233           2,281             2,156
   Basic earnings per share                         $       0.40            0.47         0.41            0.42              0.40
   Diluted earnings per share                       $       0.39            0.46         0.40            0.41              0.39
   Average shares outstanding *                        5,516,702       5,421,120    5,412,521       5,405,759         5,405,759
   Average diluted shares outstanding *                5,662,342       5,545,892    5,535,167       5,507,165         5,500,028

PERFORMANCE RATIOS
   Return on average assets                                 0.82%           1.02%        0.97%           1.02%             1.04%
   Return on average common equity                         10.22%          12.36%       11.23%          11.52%            11.20%
   Net interest margin (fully tax-equivalent)               3.19%           3.24%        3.17%           3.21%             3.27%
   Efficiency ratio                                        52.26%          49.86%       51.85%          45.54%            45.42%
   Full-time equivalent employees                            156             147          128             117               113

CAPITAL
   Average equity to average assets                         7.99%           8.22%        8.59%           8.89%             9.30%
   Tier 1 leverage capital ratio                           12.75%           9.86%       10.30%          10.72%            11.26%
   Tier 1 risk-based capital ratio                         12.69%          10.13%       10.55%          10.85%            11.24%
   Total risk-based capital ratio                          13.93%          11.38%       11.79%          12.10%            12.48%
   Book value per share                             $      18.44           15.39        15.05           14.77             14.35
   Cash dividend per share                          $       0.08            0.08         0.08              NA                NA

ASSET QUALITY
   Gross loan charge-offs                           $         95             297          132             287               250
   Net loan charge-offs                             $         56              93          109             283               249
   Net loan charge-offs to average loans                    0.02%           0.04%        0.06%           0.15%             0.14%
   Allowance for loan and lease losses              $     13,482          12,158       11,406          10,890            10,193
   Allowance for losses to total loans                      1.39%           1.40%        1.40%           1.41%             1.42%
   Past due and nonaccrual loans                    $        287             495          533             796               994
   Past due and nonaccrual loans to total loans             0.03%           0.06%        0.07%           0.10%             0.14%
   Other real estate and repossessed assets$                   0               0          134             100                 0

END OF PERIOD BALANCES
   Loans and leases                                 $    972,191         866,009      812,487         771,554           717,199
   Total earning assets (before allowance) $           1,092,171         972,963      914,109         873,160           816,451
   Total assets                                     $  1,153,883       1,034,774      967,787         921,856           870,382
   Deposits                                         $    889,581         843,587      801,097         754,113           722,150
   Shareholders' equity                             $    122,157          83,457       81,530          79,835            77,580

AVERAGE BALANCES
   Loans and leases                                 $    918,966         842,370      786,406         736,029           688,550
   Total earning assets (before allowance) $           1,029,203         953,851      892,660         836,809           782,435
   Total assets                                     $  1,082,826       1,002,087      938,043         883,860           821,149
   Deposits                                         $    867,291         809,986      774,836         725,145           676,661
   Shareholders' equity                             $     86,510          82,410       80,606          78,590            76,350

                                                                YEAR-TO-DATE
                                                      --------------------------

(dollars in thousands except per share data)              2003          2002
                                                      -----------   ------------
EARNINGS
   Net interest income                                     22,362        17,051
   Provision for loan and lease losses                      2,850         2,022
   NonInterest income                                       3,271         2,049
   NonInterest expense                                     13,154         9,317
   Net income                                               7,001         5,476
   Basic earnings per share                                  1.28          1.01
   Diluted earnings per share                                1.25          1.00
   Average shares outstanding *                         5,450,496     5,405,685
   Average diluted shares outstanding *                 5,583,471     5,502,697

PERFORMANCE RATIOS
   Return on average assets                                  0.93%         0.95%
   Return on average common equity                          11.25%         9.87%
   Net interest margin (fully tax-equivalent)                3.20%         3.18%
   Efficiency ratio                                         51.32%        48.80%
   Full-time equivalent employees                             156           113

CAPITAL
   Average equity to average assets                          8.25%         9.66%
   Tier 1 leverage capital ratio                            12.75%        11.26%
   Tier 1 risk-based capital ratio                          12.69%        11.24%
   Total risk-based capital ratio                           13.93%        12.48%
   Book value per share                                     18.44         14.35
   Cash dividend per share                                   0.24            NA

ASSET QUALITY
   Gross loan charge-offs                                     524           419
   Net loan charge-offs                                       258           323
   Net loan charge-offs to average loans                     0.04%         0.07%
   Allowance for loan and lease losses                     13,482        10,193
   Allowance for losses to total loans                       1.39%         1.42%
   Past due and nonaccrual loans                              287           994
   Past due and nonaccrual loans to total loans              0.03%         0.14%
   Other real estate and repossessed assets$                    0             0

END OF PERIOD BALANCES
   Loans and leases                                       972,191       717,199
   Total earning assets (before allowance) $            1,092,171       816,451
   Total assets                                         1,153,883       870,382
   Deposits                                               889,581       722,150
   Shareholders' equity                                   122,157        77,580

AVERAGE BALANCES
   Loans and leases                                       849,733       647,455
   Total earning assets (before allowance) $              959,072       735,909
   Total assets                                         1,008,182       767,944
   Deposits                                               817,709       630,444
   Shareholders' equity                                    83,197        74,198



* - Adjusted for 5% stock dividend paid on February 3, 2003